     As filed with the Securities and Exchange Commission on August 20, 2004
                          Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      DIVERSIFIED SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                           421600                      22-3690168
(State or other jurisdiction of     (Primary standard industrial       (I.R.S. employer
 incorporation or organization)        classification number)        identification number)


                               280 Midland Avenue
                         Saddle Brook, New Jersey 07663
                                  (201)794-6500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 ---------------

                                 James E. Henry
                      Chairman and Chief Executive Officer
                      Diversified Security Solutions, Inc.
                               280 Midland Avenue
                         Saddle Brook, New Jersey 07663
                                 (201) 794-6500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                              Copies requested to:
                            Arnold N. Bressler, Esq.
                      Milberg Weiss Bershad & Schulman LLP
                             One Pennsylvania Plaza
                            New York, New York 10119
                                 (212) 594-5300

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                  Proposed
Title of Each Class                                Maximum           Proposed Maximum
of Securities To             Amount To Be       Offering Price      Aggregate Offering
Be Registered              Registered (1)(2)    per Security (3)         Price (3)        Amount of Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.........    746,999 shares            $5.36               $4,003,915                 $507.30
---------------------------------------------------------------------------------------------------------------------

(1) Includes the registration for resale by the selling stockholders of (i) 553,333 shares of common stock presently issued and outstanding and (ii) 193,666 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.

(2) In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended to cover the additional shares of common stock issuable upon exercise of the related outstanding common stock purchase warrants.

(3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purposes of calculating the registration fee, upon the basis of the average high and low prices of our common stock as reported on the American Stock Exchange on August 18, 2004.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
       Registrant shall file a further amendment which shall specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
       1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to completion, dated August 20, 2004


                      DIVERSIFIED SECURITY SOLUTIONS, INC.

                         746,999 Shares of Common Stock


         This prospectus relates to the offer and sale of up to 746,999 shares of common stock of Diversified Security Solutions, Inc., a Delaware corporation, that may be offered and sold from time to time by the shareholders described in this prospectus under "Selling Shareholders" or by pledges, donees, transferees, assignees or other successors-in-interest that receive any of the shares as a gift, distribution or other non-sale related transfer. As used in this prospectus, "we," "us," "our" and similar expressions refer to Diversified Security Solutions, Inc. and its subsidiaries.

         The Selling Shareholders may offer their shares from time to time through or to one or more underwriters, brokers or dealers, on the American Stock Exchange at market prices prevailing at the time of sale, in one or more negotiated transactions at prices acceptable to the Selling Shareholders or otherwise. We will not receive any proceeds from the sale of shares by the Selling Shareholders. In connection with any sales, the Selling Shareholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.

         We will pay the expenses related to the registration of the shares covered by this prospectus. The Selling Shareholders will pay commissions and selling expenses, if any, incurred by them.

         Our common stock trades on the American Stock Exchange under the symbol "DVS." On August 18, 2004, the closing price of one share of our common stock was $5.35.

         Investing in our securities involves risks, which we describe in the "Risk Factors" section beginning on page 6 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is          , 2004.

         You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or information incorporated in such documents is accurate as of any date other than the date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


                                                                                   Page
                                                                                   ----
About This Prospectus.............................................................  1
The Company.......................................................................  2
Disclosure Regarding Forward-Looking Statements...................................  5
Risk Factors......................................................................  6
Use of Proceeds...................................................................  9
Selling Shareholders ............................................................. 10
Plan of Distribution.............................................................. 12
Description of Capital Stock ..................................................... 15
Legal Matters..................................................................... 16
Experts........................................................................... 16
Where You Can Find More Information............................................... 16
Documents Incorporated By Reference............................................... 17


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the SEC's shelf registration rules. Under the shelf registration rules, using this prospectus and, if required, one or more prospectus supplements, the Selling Shareholders may sell from time to time, in one or more offering, the shares of common stock covered by this prospectus. The shares covered by this prospectus include 553,333 outstanding shares of common stock and 193,666 shares of common stock issuable upon the exercise of warrants that we previously issued to the Selling Shareholders.

         This prospectus also covers any shares of common stock that may be become issuable pursuant to anti-dilution adjustment provisions that would increase the number of shares issuable upon exercise of the warrants as a result of stock splits, stock dividends or similar transactions.

         A prospectus supplement may add, update or change information contained in this prospectus. We recommend that you read carefully this entire prospectus, especially the section entitled "Risk Factors" beginning on page 6, and the section entitled "Documents Incorporated By Reference" beginning on page 16, and any supplements before making a decision to invest in our common stock.

                                   THE COMPANY

         We are a single-source/turn-key provider of technology-based security solutions for medium and large commercial and governmental agencies in the United States.

         Security Distributing and Marketing magazine (SDM) ranks the top 100 largest firms selling closed circuit TV (CCTV), access control and integrated security systems. We were ranked No. 22 in SDM's Top Systems Integrators Report published in July 2004.

         As a single-source/turn-key provider of diversified technology-based integrated security solutions, we can expedite project completion, optimize system performance and manpower performance. The continually evolving security requirements of commercial and government entities, together with rapidly advancing technology, provides numerous opportunities for us to assist our clients with their security needs.

         We believe that the following key attributes provide us with a sustainable competitive advantage:

               o    Experience and expertise;

               o    Technological sophistication;

               o    Quality control; and

               o    Strong list of references.

Our Strategy

          Our strategy consists of the following components:

               o    Maintain and develop long-term relationships with clients;

               o    Focus on high value added services;

               o    Continue to expand our client base in targeted industries;

               o    Maintain a high level of technological sophistication; and

               o    Sell additional services to our established client base.

          Our three operating units are integration, evacuation planning and specialty products.

Our Integration Solution

          At the beginning of each new client relationship, we designate one member of our professional staff as the client service contact. This individual is the point person for communications between the client and us and often acts, as the client's project manager for all of its security needs. Our engagement may include:

               o    Consulting and planning;

               o    Engineering and design;

               o    Systems installation and management;

               o    Systems training; and

               o    Maintenance and technical support.

Consulting and planning

          Security consulting and planning are the initial phases of determining a security solution for a project. We have developed a planning process that identifies all systems, policies and procedures that are required for the successful operation of a security system that will both meet a client's current needs and accommodate its projected future requirements. Our consulting and planning process includes the following steps:

               o Identify the client's objectives and security system requirements;

               o Survey the site, including inventory of physical components and software and evaluation of client's existing infrastructure and security system;

               o    Assess and prioritize the client's vulnerabilities;

               o    Develop and evaluate system alternatives;

               o    Recommend a conceptual security plan design;

               o    Estimate the cost of implementing the conceptual plan; and

               o    Develop a preliminary implementation schedule.

          As a result of this process, we provide the client with a master plan for an effective security solution that addresses routine operating needs as well as emergency situations.

          We believe that our comprehensive planning process enables our clients to budget for their security requirements on a long-term basis, identify opportunities for cost reduction and prepare for future risks.

Engineering and design

          The engineering and design process involves preparation of detailed project specifications and working drawings by a team of our engineers, systems designers and computer-aided design system operators. These specifications and drawings detail the camera sensitivity requirements, layout of the control center, placement of cameras, card readers and other equipment and electrical requirements. Throughout our engineering and design process, our goal is to understand our client's operational preferences in order to design a system that is functional, cost-effective and accommodates our client's present and future requirements. In addition, we attempt to incorporate our client's existing personnel, equipment and other physical resources into the system design.

          When retained as a single-source provider for turnkey security solutions, we select system components required under the specifications and drawings. We recommend that our customers buy proven off-the-shelf devices and software and resort to custom equipment when absolutely necessary.

          We have made a strategic decision not to represent any equipment manufacturer exclusively, thereby maintaining objectivity and flexibility in equipment selection. We believe that our technical proficiency with the products of a wide range of manufacturers enables us to select components that will best meet a project's requirements.

Systems installation and management

         Under the supervision of our project manager, our technicians install hardware, integrate hardware and software, and validate and test the system. Subcontractors typically perform the aspects of systems integration that do not require a high level of technical expertise, such as electrical installation and basic construction.

         Components that may be integrated in a security system include the following:

               o Access control systems, which are designed to exclude unauthorized personnel from specified areas;

               o Intrusion detection systems, which detect unauthorized door and window openings, glass breakage, vibration, motion, noise and alarms and other peripheral equipment;

               o Closed circuit television systems, which monitor and record entry and exit activity or provide surveillance of designated areas;

               o Critical condition monitoring systems, which provide alarm monitoring and supervision of various systems and facilities; and

               o Fire detection systems, intercoms, public address and network connectivity that can expand a local security system into a closely controlled worldwide system.


Systems training

         Upon the completion of a systems integration project, we typically will provide the customer with system-documentation and training in the operation and maintenance of the system.

Maintenance and technical- support

         We provide maintenance and technical support services on a scheduled, on-call, or emergency basis. These services include developing and implementing maintenance programs both for security systems designed, engineered, or integrated by us and for existing systems.

Our Evacuation Planning Solution

         Our evacuation planning division works with companies and managers of high-rise office buildings to analyze their specific facilities needs with emergency preparedness plans. We provide demonstrations, training and recommendation to clients. Our evacuation planning division provides a wide array of services, including:

               o    Development of emergency plans and procedures;

               o Expand existing fire/emergency and preparedness response plans;

               o    Articulate building strategy to the tenants;

               o    Provide tenant inclusion;

               o    Increase building community unity, awareness and confidence;
                    and

               o    Employee training.

Our Specialty Products Solution

         The Company's specialty products solutions are provided by two wholly owned subsidiaries, Viscom Products, Inc. ("Viscom") and Airorlite Communications, Inc. ("Airorlite"). Viscom has developed an integrated standard solution for mobile digital recorders for deployment on municipal buses and trains. This product is now being manufactured by a third party in accordance with Viscom's standards. Airorlite specializes in the design, manufacture and maintenance of wireless communications equipment used to enhance emergency radio frequency services and cellular communication for both fixed and mobile applications.

         We were incorporated in Delaware on November 18, 1999. Our principal executive offices are located at 280 Midland Avenue, Saddle Brook, New Jersey 07663, and our telephone number is (201) 794-6500.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include certain statements pertaining to our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

         Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

         Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described under "Risk Factors" elsewhere in this prospectus.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                  RISK FACTORS

         The securities offered hereby involve a high degree of risk. Investors should carefully consider the risks and uncertainties described below, as well as all of the other information contained in the disclosure documents included in this memorandum. Any of the following risks could materially adversely affect our business, financial condition or operating results and could adversely affect the value of an investment in our common stock.

We may not be able to develop or acquire new technological solutions necessary for our customers' requirements

         Our success depends on acquiring or developing new technology to satisfy our customers' needs. Any failure or delay to deliver these advances on our part could have a negative impact on our business.

We are dependent upon a small number of customers for a large portion of our revenues

         We have a small number of customers from which we receive a large portion of our sales. However, no single customer comprised more than 10% of total sales for 2003. In 2002, there were three customers that had 24%, 18% and 13% of total sales. Sales from governmental agencies accounted for 21% of our sales in 2003 versus 57% in 2002. Our experience has been that some of these substantial customers will be a source of significant sales in the succeeding year and some will not. Consequently, we are often required to replace one customer with one or more other customers in order to generate the same amount of sales. There can be no assurance that we will continue to be able to do so.

         All of our orders and contracts may be cancelled so there is a risk that our backlog may not be fulfilled. As of June 30, 2004, our backlog was approximately $22,400,000.

         Some of our orders and contracts may be subject to cancellation by our customers at any time so we cannot be certain that we will recognize sales from them.

We are dependent on a few vendors, and we rely on timely deliveries of equipment from all outside sources

         There are a few vendors from whom we obtain devices and software for specific access control and imaging, remote transmission, smart key and mobile applications. The loss of any one of these companies as suppliers could have a material adverse impact on our business, financial condition and results of operations if we are unable to develop or acquire new technologies from other sources. While we believe alternative vendors are available, we have not yet identified them.

         Timely vendor deliveries of equipment meeting our stringent quality-control standards from all suppliers are also important to our business because each installed system requires a variety of elements to be fully functioning. The failure to deliver any critical device or component, when needed, in operating condition, can delay a project, trigger vendor penalties, halt progress payments or result in cancellation of a contract or order.

We experience intense competition for business from a variety of sources

         In systems integration, we compete for new business with large construction firms, electrical contractors, and consultants in the security business and other systems integrators. Many of our competitors are much larger than we are and have greater resources. In order to effectively compete in the future, we may have to charge less for our services that may result in lower profit margins.

We rely on only a few key executives

         James E. Henry and Irvin F. Witcosky, our two executives, are vital to our business operations. The loss of any one of them could have a material adverse impact on our business, financial condition or results of operations.

Our business and growth will suffer if we are unable to hire and retain highly skilled personnel

         Competition for highly skilled employees is intense in our industry. The design and the installation of our systems requires substantial technical capabilities in many disparate disciplines from mechanics and computer science to electronics and advanced software. Our future success depends on our ability to attract, train, motivate and retain highly skilled employees. If we are unable to hire and retain skilled personnel, our growth may be restricted, the quality of our products and services diminished and our sales and the value of your investment reduced. We may be unable to retain our skilled employees or attract, assimilate and retain other highly skilled employees in the future.

We have not been consistently profitable and may not be profitable in the future

         For the years ended December 31, 2002 and 2003 our sales were $18,830,093 and $18,261,065, respectively, and our net income (loss) was $305,052 and $(2,957,102), respectively. For the six months ended June 30, 2003 and 2004 our sales were $7,226,421 and $12,191,983, respectively. Our net (loss) for the six months ended June 30, 2003 and 2004 was $(1,629,237) and $(155,955),
respectively. Our profitability has not been continuous and we can make no assurance that we will be profitable in the future.

Our quarterly results will continue to fluctuate

         Our quarterly results have varied significantly in the past and will likely continue to do so in the future due to a variety of factors, including the timing and nature of projects from which revenues are recognized during any particular quarter. Such fluctuations may contribute to the volatility in the market price for our common stock.

Lengthy sales cycle

         Sale of our services and products frequently involves a substantial commitment of resources to evaluate a potential project and prepare a proposal. In addition, approval of proposals often involves a lengthy process due to clients' internal procedures and capital expenditure approval processes. We may not be awarded a project that we have prepared a proposal for and, even if we are, a substantial period of time may elapse from when we made the proposal to when we recognize sales from the project.

We may make acquisitions or form joint ventures that are unsuccessful

         Part of our growth strategy may involve acquisitions or joint ventures with other system integrators.

         This strategy is subject to the following risks:

               o We may not be able to identify suitable acquisition and joint venture candidates.

               o If the purchase price of an acquisition includes cash, we may need to use a significant portion of our available cash.

               o Even if we make an acquisition of a company or form a joint venture, we could have difficulty assimilating the acquired company's operations and personnel or working with the joint venture. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses and charges, and, thus, could have a material impact on our business, financial condition and results of operations.

               o We may not be able to retain key employees of the acquired companies or maintain good relations with its customers or suppliers.

               o    We may be required to incur additional debt.

               o We may be required to issue equity securities to pay for acquisition, which will dilute existing shareholders.

               o We may have to incur significant accounting charges, such as impairment of intangible assets, which may adversely affect our results of operations.

Our Chief Executive Officer and Chief Operating Officer own the majority of our common stock and their interests may be different from and conflict with yours

         Mr. Henry and Mr. Witcosky beneficially own a total of approximately 48.94% of our outstanding common stock, without taking into account shares issuable under common stock purchase warrants and stock options. Accordingly, if they act together, they will have the power to control the election of all of our directors and other issues for which the approval of our shareholders is required.

We have broad discretion to use the offering proceeds and how we invest these proceeds may not yield a favorable return

         Our management has broad discretion to use the proceeds from this offering. The failure of our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and could cause the price of our common stock to decline.

Our stock price may fluctuate, which may make it difficult to resell your shares at attractive prices

         The market price of our common stock may be highly volatile. The market prices of securities of other technologically oriented companies of similar size have been extremely volatile. Factors that could cause volatility in our stock price include:

               o    fluctuations in our quarterly operating results;

               o changes in the market valuations of other security or technology companies and stock market prices and volume fluctuations generally;

               o    economic conditions specific to the security industry;

               o announcements by us or our competitors relating to new services or technologies, significant acquisitions, strategic relationships, joint ventures or capital commitments;

               o    applicable regulatory developments; and

               o    additions or departures of our key personnel.

Availability of significant amount of our common stock for sale could cause its market price to decline

         If our stockholders sell substantial amounts of our common stock in the public market following this offering or the perception exists that such sales could occur, including shares issued upon exercise of outstanding common stock purchase warrants, the market price of our common stock could fall.

         As of August 13, 2004, there were 5,740,398 shares of our common stock issued and outstanding. Of those outstanding shares, 553,333 shares, plus an additional 193,666 shares issuable under outstanding warrants are being registered for resale under this prospectus. A sale of all or a significant portion of these shares could have an adverse impact on our stock price.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the securities covered by this prospectus will be received by the Selling Shareholders. We will not receive any of the proceeds from any sale by any Selling Shareholder of the securities covered by this prospectus.

                              SELLING SHAREHOLDERS

         The following table sets forth, as of August 13, 2004, information as to the shares of common stock that may be sold in this offering by the Selling Shareholders. Because the Selling Shareholders may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, we cannot predict the number of shares that each Selling Shareholder may retain upon completion of this offering. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Shareholders of all shares they may offer for sale pursuant to this prospectus. Beneficial ownership includes both outstanding common stock and shares issuable upon the exercise of warrants. All such warrants are exercisable during a five year period commencing January 27, 2005. The percentages for each shareholder are calculated based on 5,740,398 shares of common stock issued and outstanding at August 13, 2004, plus the additional shares that the Selling Shareholder is deemed to beneficially own as set forth in the table, which includes some of the shares offered by this prospectus. The exercise prices of the warrants pursuant to which those additional securities are issuable are subject to adjustment in certain circumstances. The shares offered by this prospectus shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the Selling Shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.

         The information in this table is based upon information provided by each respective Selling Shareholder.


                                                   Beneficial Ownership                        Beneficial Ownership
                                                   Before this Offering                        After this Offering
                                                   --------------------                        --------------------

                                                  Number of                  Shares Being     Number of
                     Name                          shares      Percentage       Offered         Shares     Percentage
                     ----                          ------      ----------       -------         ------     ----------

Bristol Investment Fund, Ltd. (1)                   62,500        1.1            62,500           0            --

Global Bermuda Limited Partnership (2)              68,750        1.2            68,750           0            --

Lakeshore International, Ltd. (3)                  275,000        4.8           275,000           0            --

Merced Partners Limited Partnership (4)             78,125        1.4            78,125           0            --

SRG Capital, LLC (5)                                87,500        1.5            87,500           0            --

Tamarack International, Ltd. (6)                    78,125        1.4            78,125           0            --

TCMP(3) Partners (7)                                41,666         *             41,666           0            --

Roth Capital Partners, LLC (8)                      55,333         *             55,333           0            --


---------------------
*    Less than one percent

(1) The shares beneficially owned and being offered by Bristol Investment Fund, Ltd. consist of 12,500 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 50,000 shares of our common stock held outright. Bristol Capital Advisors, LLC is the investment manager of Bristol Investment Fund, Ltd. Paul Kessler is the manager of Bristol Capital Advisors, LLC, and as such has voting and investment control over these securities. Mr. Kessler disclaims beneficial ownership of these securities.

(2) The shares beneficially owned and being offered by Global Bermuda Limited Partnership consist of 13,750 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 55,000 shares of our common stock held outright. John D. Brandenborg and Michael J. Frey are the Natural Control Persons of Global Capital Management, Inc.

     ("Global Capital"), a Delaware corporation. Global Capital is the general partner of Global Bermuda Limited Partnership. As such, each of Global Capital, Mr. Brandenborg and Mr. Frey have investment power and voting control over these securities, but each disclaims beneficial ownership of these securities.

(3) The shares beneficially owned and being offered by Lakeshore International Ltd. consist of 55,000 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 220,000 shares of our common stock held outright. John D. Brandenborg and Michael J. Frey are the Natural Control Persons of Global Capital Management, Inc. ("Global Capital"), a Delaware corporation. Global Capital is the general partner of EBF & Associates, L.P. ("EBF"), a Delaware limited partnership. EBF is the general partner of Hunter Capital Management, L.P. ("Hunter Capital"), a Delaware limited partnership. Hunter Capital is the investment manager of Lakeshore International, Ltd. As such, each of Hunter Capital, EBF, Global Capital, Mr. Brandenborg and Mr. Frey have investment power and voting control over these securities, but each disclaims beneficial ownership of these securities.

(4) The shares beneficially owned and being offered by Merced Partners Limited Partnership consist of 15,625 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 62,500 shares of our common stock held outright. John D. Brandenborg and Michael J. Frey are the Natural Control Persons of Global Capital Management, Inc. ("Global Capital"), a Delaware corporation. Global Capital is the general partner of Merced Partners Limited Partnership. As such, each of Global Capital, Mr. Brandenborg and Mr. Frey have investment power and voting control over these securities, but each disclaims beneficial ownership of these securities.

(5) The shares beneficially owned and being offered by SRG Capital, LLC consist of 17,500 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 70,000 shares of our common stock held outright. SRG Capital, LLC has identified Edwin Mecabe and Tai May Lee, jointly as the Registered Holder of these securities. SRG Capital, LLC is an affiliate of a broker-dealer and has represented to the Company that it acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the shares, other than a commitment by us to register the shares pursuant to a shelf registration statement.

(6) The shares beneficially owned and being offered by Tamarack International Ltd. consist of 15,625 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 62,500 shares of our common stock held outright. John D. Brandenborg and Michael J. Frey are the Natural Control Persons of Global Capital Management, Inc. ("Global Capital"), a Delaware corporation. Global Capital is the general partner of EBF & Associates, L.P. ("EBF"), a Delaware limited partnership. EBF is the general partner of Hunter Capital Management, L.P. ("Hunter Capital"), a Delaware limited partnership. Hunter Capital is the investment manager of Tamarack International, Ltd. As such, each of Hunter Capital, EBF, Global Capital, Mr. Brandenborg and Mr. Frey have investment power and voting control over these securities, but each disclaims beneficial ownership of these securities.

(7) The shares beneficially owned and being offered by TCMP(3) Partners consist of 8,333 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share, and 33,333 shares of our common stock held outright. TCMP3 Partners has identified Steven Slawson and Walter Schenker as the Natural Control Persons of TCMP3 Partners with investment power and voting control over these securities.

(8) The shares beneficially owned and being offered by Roth Capital Partners LLC consist of 55,333 shares issuable upon the exercise of warrants (exercisable commencing January 27, 2005) with an exercise price of $7.60 per share. Roth Capital Partners, LLC is a broker-dealer.

On May 27, 2004, we engaged Roth Capital Partners, LLC, which is one of the Selling Shareholders listed above, to serve as our exclusive financial advisor and placement agent in connection with a private placement of our common stock. We issued the warrant described in footnote 8 to the table above to Roth Capital Partners, LLC and also paid that firm a cash fee in the amount of $265,600 as compensation for its services as placement agent in connection with a private placement completed pursuant to that agreement and reimbursed that firm $25,000 for out-of-pocket expenses incurred in connection therewith. That private placement related to 746,999 of the shares of common stock covered by this prospectus, including the 553,333 shares that are presently outstanding and the 138,333 shares issuable upon the exercise of the warrants described in footnotes 1 through 7 to the table above.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

         The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

               o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

               o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

               o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

               o an exchange distribution in accordance with the rules of the applicable exchange;

               o    privately negotiated transactions;

               o short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

               o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

               o broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

               o    a combination of any such methods of sale; and

               o    any other method permitted pursuant to applicable law.


         The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

         The Selling Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

         The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required, the shares of our common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                          DESCRIPTION OF CAPITAL STOCK

         As of August 13, 2004, the Company was authorized to issue:

               o 10,000,000 shares of common stock, $0.01 par value, of which 5,740,398 shares were issued and outstanding; and

               o 2,000,000 shares of preferred stock, $0.01 par value, none of which were outstanding.

         This description of our securities is a summary and does not contain all the information that may be important to you. You should read this summary together with our certificate of incorporation, as amended, our bylaws, and the applicable provisions of the Delaware General Corporation Law. For more information, you should read "Documents Incorporated by Reference."

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Apart from preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, validly issued, duly authorized, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. No shares of preferred stock are presently outstanding and as of the date of this prospectus, we do not have any present plan to issue any shares of preferred stock.

Anti-Takeover Effects of Provisions of Delaware Law

         Section 203 of the Delaware General Corporation Law contains provisions that may make the acquisition of control of our company by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult. We must comply with the provisions of this law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

         A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following three conditions:

               o our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

               o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by (1) persons who are directors and also officers and (2) employee stock plans, in some instances; and

               o the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

                                  LEGAL MATTERS

         Certain legal matters with respect to the securities will be passed upon for us by Milberg Weiss Bershad & Schulman LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements of Diversified Security Solutions, Inc. as of December 31, 2003 and for each of the years in the two-year period ended December 31, 2003 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Demetrius & Company, LLC, an independent registered public accounting firm, as indicated in their report in respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of those materials at prescribed rates from the public reference section of the SEC at 450 Fifth Street, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC's EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         The information in this prospectus may not contain all the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, and the Registration Statement of which this prospectus is a part, including the exhibits thereto, before making an investment decision.

         We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to:

                      Diversified Security Solutions, Inc.
                               280 Midland Avenue
                             Saddle Brook, NJ 076363
                           Attention: Kayleen Kausrud
                    Telephone: (201) 794-6500 extension 3049

                       DOCUMENTS INCORPORATED BY REFERENCE

          In this prospectus, we have incorporated by reference certain information we have filed, or will file, with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          We incorporate by reference the documents listed below:

               o our Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC on April 1, 2004;

               o our quarterly reports on Form 10-QSB for the quarters ended March 31, 2004 and June 30, 2004 filed with the SEC on May 17, 2004 and August 13, 2004, respectively;

               o our current reports on Form 8-K originally filed on May 13, 2004, July 21, 2004 and July 28, 2004 respectively; and

               o the description of our common stock contained in Form 8-A filed on November 14, 2001 and the related description our registration statement on Form SB-2 (Registration No. 333-94477), as amended.

         All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering of the shares shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

         You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

         Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the fees and expenses in connection with the resales of the securities registered hereunder. We will pay all of the costs identified below. Except for the SEC registration fee and the placement agent fees and expenses, all amounts are estimates.


     SEC registration fee ................................................................... $    507.30
     Accounting fees and expenses............................................................    3,000.00
     Legal fees and expenses.................................................................   50,000.00
     Placement agent fees and expenses.......................................................  290,600.00
     American Stock Exchange listing fee.....................................................   14,940.00
     Printing expenses.......................................................................      750.00
     Miscellaneous...........................................................................    5,000.00
                                                                                              -----------
     Total................................................................................... $364,797.30
                                                                                              ===========

Item 15. Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, Diversified Security Solutions, Inc.'s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to Diversified Security Solutions, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law, or (D) for any transaction which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Diversified Security Solutions, Inc. provide that the Corporation shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and Diversified Security Solutions, Inc. is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

         The indemnification provision in the Bylaws may be sufficiently broad to permit indemnification of Diversified Security Solutions, Inc.'s executive officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

         See the exhibit index on the page following the signature page. The exhibit index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference in response to this Item 16.

Item 17. Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of August, 2004.

                                 DIVERSIFIED SECURITY SOLUTIONS, INC.


                                 By:      /s/ James E. Henry
                                    -----------------------------------------
                                          James E. Henry
                                          Chairman, Chief Executive Officer,
                                             Treasurer and Director


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS THAT each individual whose signature appears below appoints James E. Henry, Irvin F. Witcosky and Brian L. Reach, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                       Title                       Date
         ---------                                       -----                       ----
                                         Chairman, Chief Executive Officer,
                                         Treasurer and Director (Principal
   /s/ James E. Henry                    Executive Officer)                     August 20, 2004
  ----------------------
   James E. Henry


                                         Chief Operating Officer, President,
   /s/ Irvin F. Witcosky                 Secretary and Director                 August 20, 2004
  ----------------------
   Irvin F. Witcosky


   /s/ Brian L. Reach                     Vice Chairman and Director             August 20, 2004
  ----------------------
   Brian L. Reach



         Signature                                       Title                       Date
         ---------                                       -----                       ----
                                         Chief Financial Officer
   /s/ Douglas West                      (Principal Financial Officer)           August 20,2004
------------------------
   Douglas West


-------------------------                Director                               ----------------------
   Robert Benou


   /s/ Robert DeLia                      Director                                August 20, 2004
------------------------
   Robert DeLia

   /s/ Joseph P. Ritorto
-------------------------                Director                                August 20, 2004
   Joseph P. Ritorto


                                  EXHIBIT INDEX

 Exhibit
 Number       Exhibit Description                                                   Method of Filing
 ------       -------------------                                                   ----------------
     3.1      Certificate of Incorporation of the Company....................................(1)

     3.2      By-laws of the Company.........................................................(1)

     3.3      Certificate of Amendment of the Certificate of Incorporation of the
                 Company, filed on July 5, 2001..............................................(2)

     3.4      Certificate of Amendment of the Certificate of Incorporation of the
                Company, filed on August 28, 2001............................................(2)

     4.1      Specimen Common Stock Certificate of the Company...............................(3)

     4.2      Securities Purchase Agreement, dated as of July 20, 2004, by and among the Company and the purchasers listed on the signature pages thereto incorporated by reference to Exhibit 10.1 to the
                Company's Current Report on Form 8-K filed July 21, 2004.....................(4)

     4.3      Registration Rights Agreement, dated as of July 20, 2004, between the Company and the investors named on the signature pages thereto incorporated by reference to Exhibit 10.2 to the Company's Current
                Report on Form 8-K filed July 21, 2004.......................................(4)

     5.1      Opinion of Milberg Weiss Bershad & Schulman LLP................................ *

     23.1     Consent of Demetrius & Company, L.L.C.......................................... *

     23.2     Consent of Milberg Weiss Bershad & Schulman LLP (included in
                Exhibit 5.1)................................................................. *

     99.1     Form of Warrant dated as of July 27, 2004, issued by the Company to Roth Capital Partners, LLC and to each of the investors named in the Registration Rights Agreement filed as Exhibit 4.2 hereto.............(4)

(1) Incorporated by reference to the Registration Statement on Form SB-2 File No. 333-94477, filed with the Securities and Exchange Commission on January 12, 2002 (The "Registration Statement").

(2) Incorporated by reference to Amendment No. 4 to the Registration Statement filed with the Securities and Exchange Commission on September 25, 2001.

(3) Incorporated by reference to Amendment No. 6 to the Registration Statement filed with the Securities and Exchange Commission on November 13, 2001.

(4) Incorporated by reference to Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2004.

*   Filed herewith.



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